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                                                                    EXHIBIT 10.5


                     SHARED SERVICES AND EXPENSE AGREEMENT

                                                               February 7, 2001

Commercial Bank of New York
320 Park Avenue
New York, New York 10022

Gentlemen:

     This letter agreement (this "Agreement"), between CBNY Investment Services Corp. (hereinafter referred to as "we", "us", or "our") when signed by Commercial Bank of New York (hereinafter referred to as "you', "your" or "yours") at the place indicated below, will be our agreement regarding (i) your authorization for us to use certain space as offices for the sale to your customers and others of such securities products and other financial services as you and we shall mutually agree upon from time to time (such products and services being hereinafter collectively referred to as "Brokerage Products"),
(ii) the engagement of certain of your employees to serve as registered representatives in connection with the sale and provision of Brokerage Products, and certain other employees to provide clerical and back office functions for us and (iii) our payment for the use of space, and our payment of expenses arising from, or in connection with, the sale or provision of Brokerage Products.


                 ARTICLE 1 AUTHORIZATION TO USE OFFICE SPACE;
                        PROVISION OF BROKERAGE PRODUCTS

     1.1 (a) You will authorize us to use space to be agreed upon at your main office at 320 Park Avenue, New York, New York and at your branch locations (such space being hereinafter referred to as the "Office Space"). Such Office Space will be clearly identified as occupied by us and distinguished from areas where your depository and credit functions are performed. You will lease to us desks, chairs, filing cabinets, telephones (to be listed in our name), and other usual and customary office furniture, fixtures and equipment adequate for the efficient operation of the Office Space, and you will be responsible for the maintenance thereof and appropriate insurance coverage with respect thereto.

     (b)You will provide to the Office Space, at your expense, cleaning and janitorial services, maintenance, heat, light, electricity, air conditioning and other utilities as and to the same extent provided for the balance of the premises in which such Office Space is located, and all secretarial, clerical and ministerial assistance, including but not limited to all office supplies, photocopying and facsimile services (not including the handling of Brokerage Product transactions) reasonably required for the operation of the Office Space, and will be responsible for the physical compliance of the premises in which the Office Space is located with all applicable leases.

     (c) You agree to provide access to the Office Space on a commercially reasonable basis and to all duly authorized representatives of the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), and the New York State Securities Commission ("NYSSC") in order to permit such representatives to inspect our books and records and other relevant information in respect of the Brokerage Products.

     1.2 To the extent required, we will register the Office Space with the NASD and with the NYSSC, and such other state securities authorities as may be appropriate as a branch of us and, as such, each such office and the books and records thereof shall be subject to inspection by such regulatory authorities.

     1.3 (a) You and we will select such individuals, including employees of you and/or your affiliates, as you and we shall mutually agree upon, who will be designated as joint employees of you and us ("joint employees") and certain joint employees, as may be appropriate, as registered representatives qualified to sell Brokerage Products, (upon their qualification for such registration, hereinafter referred to as "jointly employed Registered Representatives").

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     (b) The jointly employed Registered Representatives shall be subject to our exclusive supervision and control with respect to their sales of Brokerage Products and related securities brokerage activities on our behalf. You acknowledge that the jointly employed Registered Representatives will be subject to discipline (including, without limitation, termination of their status as registered representatives) by us, and with respect to their securities business activities also by the NASD, the SEC, the NYSSC or such other state securities authorities that may have jurisdiction. You will cooperate with us in all respects in connection with the enforcement of any sanctions imposed on the jointly employed Registered Representatives by us or any of such authorities.

     (c) The compensation of the joint employees shall be in an amount as shall be determined by you and us and shall be paid by you.

     1.4 We will offer Brokerage Products to your customers and others and will process all such sales of Brokerage Products in accordance with the procedures established by the issuers thereof ("issuers") and in accordance with legal and regulatory requirements in the securities industry.

     1.5 For the one-year term of this Agreement we will pay you $120,000.00 in respect of (i) basic use of the Office Space, all the furniture, fixtures and equipment therein contained, the use of systems and access to your system providers, and as compensation for the cleaning and janitorial services, secretarial and clerical assistance and utilities provided and (ii) our share of the compensation of all joint employees, and all other costs and expenses incurred in connection with the provision of Brokerage Services. The amount payable by us hereunder shall be payable in twelve (12) equal monthly installments.


                               ARTICLE 2 GENERAL

     2.1 We shall, during the term of this Agreement, remain a member in good standing of the NASD and Securities Investor Protection Corporation ("SIPC"), and shall maintain our registration in good standing as a broker-dealer with the SEC, the NYSSC, and with each other state securities regulatory authority with which the performance of our duties and obligations hereunder requires us so to be registered, and we shall be responsible for compliance with all applicable laws, rules, regulations, guidelines and interpretations of the NASD, the SEC, the NYSSC, and each other state securities authority in connection with all offers and sales of Brokerage Products. You will, at your expense, make all notice or other filings with all federal or state banking regulatory authorities that are required in connection with this Agreement, and will in all other respects be solely responsible for complying with all banking laws applicable to you, your affiliates and your or your affiliates' employees in connection with the services to be provided hereunder, but you shall not otherwise be responsible for the acts or omissions of us or our directors, officers, employees, independent contractors or agents (including jointly employed Registered Representatives, when acting on our behalf) in connection with the services provided by us pursuant to the arrangements contemplated hereby.

     2.2 We will cause jointly employed Registered Representatives to disclose to prospective customers when describing Brokerage Products that (i) the Brokerage Products are being offered by or through us and (ii) the Brokerage Products are not bank deposits, issued or guaranteed by you or your affiliates and not insured by the Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency.

     2.3 You will, at your expense, promote to your customers the services to be offered by us as you deem consistent with applicable law (without being required to register as a broker-dealer and provided that you shall not recommend or endorse in any way any Brokerage Products offered by us or otherwise participate in the negotiation, offer or sale of Brokerage Products on our behalf). All advertising and other publicity by you regarding the services offered by us will indicate that (a) we are a registered broker-dealer and member of the NASD and SIPC, (b) such services are offered by us, (c) the Brokerage Products offered by us are (i) not bank deposits, (ii) not issued or guaranteed by you or your affiliates, (iii) not insured by the FDIC or any other governmental agency, and (iv) subject to investment risks, including possible loss of principal invested, and (d) such materials are not



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a solicitation or promotion by you, and in all cases shall be subject to our prior approval. We shall be responsible for the compliance for all marketing and advertising materials prepared by us relating to Brokerage Products with all applicable laws, rules, regulations, guidelines and interpretations of the NASD, the SEC, the NYSSC, other appropriate state securities regulatory authorities, and appropriate federal and state banking regulatory authorities.

     2.4 Neither you nor any of your employees other than jointly employed Registered Representatives will, on our behalf, (a) hold yourself or themselves out as representing us or attempt in any way to solicit or receive orders for the purchase or sale of Brokerage Products, (b) give investment advice, (c) take orders for the execution of Brokerage Product transactions, (d) accept or deliver money or securities in connection with Brokerage Product transactions (except that payments for Brokerage Products purchased may be made by checks drawn on, and proceeds of securities sold may be deposited in, banking accounts of our customers maintained with you or an affiliate of yours), or (e) otherwise engage in the securities business; your authority and that of your employees other than jointly employed Registered Representatives being limited to referring inquiries regarding Brokerage Products to jointly employed Registered Representatives at the Office Space or to our toll-free telephone number or web site , distributing forms and publicity relating to the Brokerage Products and the performance of other clerical or ministerial tasks Nothing contained in this paragraph 2.4 shall derogate from your or your affiliates' rights to engage in the securities business with respect to products other than Brokerage Products.

     2.5 We will have the right, consistent with our obligations under applicable securities laws, rules, regulations, guidelines and interpretations and the Conduct Rules of the NASD, to (a) refuse to accept any application for a brokerage account, (b) effect the sale of Brokerage Products to a customer,
(c) close a brokerage account already opened, (d) refuse to confirm and/or cancel a confirmation, (e) reject a delivery or receipt of Brokerage Products and/or money, or (f) refuse to execute any trade for the account of a customer.


     2.6 The term of this Agreement shall begin on the date all necessary regulatory approvals are received and shall continue for a period of one year, which may be extended for one or more successive one year terms by the mutual consent of the parties hereto. Notwithstanding the foregoing, this Agreement may be terminated by either party hereto at any time by written notice to the other party given not less than six (6) months prior to the requested termination date. In addition, this Agreement shall be terminated, or with our consent, modified if, following reasonable notice and opportunity to be heard, such termination or modification shall be required by appropriate banking regulatory authorities. Upon expiration or termination of this Agreement, we will surrender to you the Office Space together with all the furniture, fixtures and equipment therein furnished by you, and you will surrender to us any furniture, fixtures and equipment furnished by us and cease any use of our name or logo in your signs, advertising materials or otherwise.

     2.7 You and we each represent to the other that you and we have the legal authority to enter into this Agreement and carry out our respective obligations hereunder without violation of any other agreement to which you or we are a party or by which you or we are bound and without violation of any law applicable to us.

     2.8 This Agreement may not be assigned by you or us without the prior written consent of the other party, and shall be binding upon and inure to the benefit of the parties hereto and their respective affiliates, permitted successors and assigns.

     2.9 If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law. In the event any of the activities contemplated by this Agreement should be prohibited in so far as you are concerned by any law, rule, regulation, guideline or interpretation governing you, we shall upon receipt of written notice from you immediately terminate the activity so prohibited.



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     2.10 This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to the conflict of law provisions thereof. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous agreements, written or oral, with regard to such subject matter.


     2.11 You represent that to the best of your information and belief after due inquiry, neither you nor any of your affiliates have been convicted of or otherwise involved in any act which, assuming that you or such affiliate are deemed an "associated person" of us within the meaning of Section 3(a)(18) of the Securities Exchange Act of 1934, would be grounds under Section 15(b)(4) thereof for our censure, the placing of limitations on our activities, functions or operations, or the suspension or revocation of our registration as a broker-dealer.


     2.12 This Agreement may be executed in one or more counterparts, and the counterpart or counterparts so executed shall constitute one and the same agreement.


     If you are in agreement with the foregoing, please sign the enclosed copies of this Agreement at the place indicated below and return them to us.


                                     Very truly yours,


                                     CBNY INVESTMENT SERVICES CORP.


                                     By:   /s/ Jose Aparecido Paulucci
                                       -----------------------------------------
                                           Jose A. Paulucci, Senior Executive
                                                             Vice President


                                     By:  /s/ Patricia Cappeto
                                       -----------------------------------------
                                          Patricia Cappeto, First Vice President


Accepted and agreed to as of
the date first above written:


COMMERCIAL BANK OF NEW YORK
By:  /s/ Jacob Berman
   -----------------------------
     Jacob Berman, President


By:  /s/ David J. Minder
   -----------------------------
     David J. Minder, Secretary






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